

<ARTICLE>                     5
<LEGEND>
This schedule contains summary information extracted from the SmartDisk
Corporation Condensed Consolidated Balance Sheet (Unaudited) for September 30,
1999 and Condensed Consolidated Statement of Income (Unaudited) for the Nine
Months ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   SEP-30-1999
<CASH>                                         5,236,266
<SECURITIES>                                   0
<RECEIVABLES>                                  10,382,558
<ALLOWANCES>                                   114,703
<INVENTORY>                                    537,941<F1>
<CURRENT-ASSETS>                               18,542,227
<PP&E>                                         3,635,522
<DEPRECIATION>                                 1,311,488
<TOTAL-ASSETS>                                 23,816,564
<CURRENT-LIABILITIES>                          15,461,110
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       10,117
<OTHER-SE>                                     (2,000,452)
<TOTAL-LIABILITY-AND-EQUITY>                   23,816,564
<SALES>                                        25,127,147
<TOTAL-REVENUES>                               25,456,400
<CGS>                                          17,239,130
<TOTAL-COSTS>                                  17,239,130
<OTHER-EXPENSES>                               9,416,116
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             39,384
<INCOME-PRETAX>                                (1,126,940)
<INCOME-TAX>                                   (327,417)
<INCOME-CONTINUING>                            (1,454,357)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (1,454,357)
<EPS-BASIC>                                  (.16)<F2>
<EPS-DILUTED>                                  (.16)

<F1>Inventories are net of reserve  of $100,900 at September 30, 1999.
<F2>The information reported above under "EPS-PRIMARY" represents basic earnings per share for the nine months ended September 30, 1999.


